Exhibit 99.1

Symbotic Completes Acquisition of Walmart’s Advanced

Systems and Robotics Business and Signs Related

Commercial Agreement

Wilmington, Massachusetts (January 28, 2025) — Symbotic Inc. (Nasdaq: SYM), a leader in A.I.-enabled robotics technology for the supply chain, today announced it has both completed the acquisition of the Advanced Systems and Robotics business from Walmart (NYSE: WMT) and signed the related commercial agreement with Walmart covering the development and deployment of automation systems for Accelerated Pickup and Delivery centers (“APDs”) at Walmart stores (the “Commercial Agreement”).

Walmart has chosen Symbotic to develop, build and deploy an advanced solution leveraging Symbotic’s A.I.-enabled robotics platform to offer Walmart customers greater shopping convenience through accelerated online pickup and delivery options at stores. Under the terms of the Commercial Agreement, Symbotic will engage in a development program funded by Walmart to enhance current online pickup and delivery fulfillment systems as well as to design new systems to meet the needs of current and future customers. If performance criteria are achieved, Walmart is committed to purchasing and deploying systems for 400 APDs at stores over a multi-year period, with Walmart’s option to add additional APDs in the coming years. Associated with the development program, Walmart will pay Symbotic a total of $520 million, including $230 million that was paid at the closing of the acquisition of the Advanced Systems and Robotics business from Walmart.

The transaction and new agreement could increase Symbotic’s future backlog by more than $5 billion and adds a micro-fulfillment solution that expands its addressable market by more than $300 billion in the United States alone.

“We’re excited to expand upon our long-term relationship with Walmart while broadening our product offering to automation at the store to support the growth of eCommerce,” said Rick Cohen, Chairman and Chief Executive Officer of Symbotic.

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ABOUT SYMBOTIC

Symbotic is an automation technology leader reimagining the supply chain with its end-to-end, A.I.-powered robotic and software platform. Symbotic reinvents the warehouse as a strategic asset for the world’s largest retail, wholesale, and food & beverage companies. Applying next-generation technology, high-density storage and machine learning to solve today’s complex distribution challenges, Symbotic enables companies to move goods with unmatched speed, agility, accuracy and efficiency. As the backbone of commerce, Symbotic transforms the flow of goods and the economics of the supply chain for its customers. For more information, visit www.symbotic.com.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but are not limited to, our expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, backlog, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Symbotic believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Symbotic is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Symbotic has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in Symbotic’s filings with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the transactions described herein (the “Transactions”); business disruption following the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements entered into in connection with the Transactions, including the Commercial Agreement; the effect of the Transactions on Symbotic’s business relationships, performance, and business generally; the amount of the costs, fees, expenses and other charges related to the Transactions; and other consequences associated with joint ventures and legislative and regulatory actions and reforms.

Any financial projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Symbotic’s control. While all projections are necessarily speculative, Symbotic believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Symbotic or its representatives considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Symbotic and is not intended to form the basis of an investment decision in Symbotic. All subsequent written and oral forward-looking statements concerning Symbotic, the Transactions or other matters and attributable to Symbotic or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

INVESTOR RELATIONS CONTACT

Charlie Anderson

Vice President, Investor Relations & Corporate Development

ir@symbotic.com

MEDIA INQUIRIES

mediainquiry@symbotic.com

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